                       BLACKROCK MUNICIPAL INCOME TRUST II

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                as Auction Agent

                           --------------------------

                         FORM OF BROKER-DEALER AGREEMENT

                         dated as of September 19, 2002

                                   Relating to

                         Auction Market Preferred Shares

                                       of

                       BlackRock Municipal Income Trust II

                           --------------------------

                  Broker-Dealer Agreement dated as of September 19, 2002, among BlackRock Municipal Income Trust II (the "Trust"), a Delaware business trust, Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank Group and a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of the Trust, pursuant to authority granted to it in the Auction Agency Agreement (as defined below) and each broker-dealer whose name appears on the signature page hereof, as broker-dealer (together with its successors and assigns as such hereinafter collectively referred to as "BD").

                  Whereas the Trust proposes to issue   series of preferred
shares of beneficial interest ( shares of Series  , shares of Series   and
shares of Series ), par value $.001 per share, liquidation preference $25,000
per share, designated as Series  , Series and Series   Auction Market
Preferred Shares (cumulatively, the "AMPS"), pursuant to the Statement (as defined below).

                  The Trust's Statement provides that for each Subsequent Rate Period of each series of AMPS then outstanding, the Applicable Rate for such series of AMPS for such Subsequent Rate Period shall be determined through the operation of the Auction Procedures on the respective Auction Date therefor next preceding Subsequent Rate Period. The Trustees have authorized the officers of the Trust to negotiate the terms and provisions of and enter into the Auction Agency Agreement, and have appointed Deutsche Bank Trust Company Americas as Auction Agent for the purposes of the Auction Agency Agreement.

                  The Auction Procedures require the participation of one or more Broker-Dealers for AMPS.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agrees as follows:

                  BD agree as follows:

1.   DEFINITIONS AND RULES OF CONSTRUCTION.

          1.1. TERMS DEFINED BY REFERENCE TO THE STATEMENT.

          Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

          1.2. TERMS DEFINED HEREIN.

          As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

               (b)  "Auction Procedures" shall mean the Auction Procedures

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that are set forth in Part II of the Statement.

               (c) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

               (d) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

               (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

               (f) "Settlement Procedures" shall mean the Settlement Procedures attached to the Auction Agent Agreement as Exhibit B.

               (g) "Statement" shall mean the Statement of Preferences of Auction Rate Municipal Preferred Shares, as the same may be amended, supplemented or modified from time to time.

          1.3. RULES OF CONSTRUCTION.

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

               (a) Words importing the singular number shall include the plural number and vice versa.

               (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

               (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

               (d) All references herein to a particular time of day shall be to New York City time.

2.   NOTIFICATION OF DIVIDEND.

          The provisions contained in

               (a) (i) Section 2 of Part I of the Statement concerning dividend rates and calculation of dividends, and

               (b) Section 4 of Part I of the Statement concerning Special Rate Periods and the notification of a Special Rate Period

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will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

3.   THE AUCTION.

     3.1. PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

               (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures and Settlement are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

               (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement and to follow the Auction Procedures. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in paragraph 18 of the Definitions Section of the Statement may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

               (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. The Auction Agent shall be under no duty to monitor compliance by Broker Dealers with respect to any notice furnished pursuant to this Section 3.1(d).

          3.2. PREPARATION FOR EACH AUCTION.

               (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or otherwise of the Reference Rate(s), the "AA" Composite Commercial Paper Rate(s), the Taxable Equivalent of the Short-Term Municipal Rate(s), Treasury Note Rate(s), Treasury Bill Rate(s) and the Maximum Rate in effect on such Auction Date.

               (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such

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purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

          3.3. AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

               (a) The Trust and the Auction Agent shall conduct Auctions for AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

           TIME                              EVENT

By 9:30 A.M.                Auction Agent shall advise the Fund and the
                            Broker-Dealers of the applicable Maximum Rate and the Reference Rate(s), the "AA" Composite Commercial
                            Paper Rate(s), the Taxable Equivalent of the
                            Short-Term Municipal Rate(s), Treasury Note Rate(s) and Treasury Bill Rate(s), as the case may be, used in determining such Maximum Rate as set forth in
                            Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.       Auction Agent shall assemble information
                            communicated to it by Broker-Dealers as provided in
                            Section 2(a) of Part II of the Statement. Submission
                            Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.  Auction Agent shall make determinations pursuant to
                            Section 4(a) of Part II of the Statement.

By approximately 3:00 P.M.  Auction Agent shall advise the Trust of the results of the Auction as provided in Section 4(b) of
                            Part II of the Statement. Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in Section 5 of Part II of the Articles Supplementary. Auction Agent shall give notice of the Auction results as set forth in
                            Section 3.4(a) hereof.

               (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Statement.

               (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

               (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next succeeding the applicable Auction Date.

          3.4. NOTICE OF AUCTION RESULTS.

               (a) On each Auction Date, the Auction Agent shall notify BD by telephone or otherwise. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

               (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

          If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section

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3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

          3.5. SERVICE CHARGE TO BE PAID TO BD.

               (a) No later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a seven-day Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of shares of outstanding AMPS for which the Auction is conducted and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

          For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

4.   THE AUCTION AGENT.

          4.1. DUTIES AND RESPONSIBILITIES.

               (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

               (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

               (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          4.2. RIGHTS OF THE AUCTION AGENT.

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               (a)  The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

               (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          4.3. AUCTION AGENT'S DISCLAIMER.

          The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the AMPS.

5.   MISCELLANEOUS.

          5.1. TERMINATION.

          Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

          5.2. Participant in Securities Depository; Payment of Dividends in SAME-DAY FUNDS.

               (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

               (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

          5.3. AGENT MEMBER.

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          At the date hereof, BD is a participant of the Securities Depository.

          5.4. COMMUNICATIONS.

          Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

          If to the Company,
          addressed to:

          BlackRock Municipal Income Trust II
          c/o Black Rock Financial Management, Inc.
          40 East 52nd Street
          New York, New York,   10022
          Attention: Treasurer
          Telecopier No.: (212) 409-3200
          Telephone No.: (212) 409-3210

          If to the Auction Agent, addressed to:

          Deutsche Bank Trust Company Americas
          c/o DB Services NJ, Inc.
          100 Plaza One, 6th Floor
          Jersey City, NJ,  07311
          Attention: Lisa Wahl-McDermid
          Telecopier No.: (212) 593-6879
          Telephone No.: (212) 593-6447


          If to the BD,
          addressed to:

          Attention: __________________
          Telecopier No.:  (212) ___-____
          Telephone No.:  (212) ___-____

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. Telephone communications may be recorded.

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          5.5. ENTIRE AGREEMENT.

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

          5.6. BENEFITS.

          Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

          5.7. AMENDMENT; WAIVER.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

               (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          5.8. SUCCESSORS AND ASSIGNS.

               (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

          5.9. SEVERABILITY.

          If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          5.10. EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          5.11. GOVERNING LAW.


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          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.
















                                       11
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                            BLACKROCK MUNICIPAL INCOME TRUST II



                            --------------------------------------------
                            By:
                            Title:


                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                            --------------------------------------------
                            By:
                            Title:


                            [              ]



                            --------------------------------------------
                            By:
                            Title:



















                                       12
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                                    EXHIBIT A

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                AUCTION BID FORM

Submit To:                                          Issue:
Deutsche Bank Trust Company Americas                Auction Market
Corporate Trust and                                 Preferred Shares ("AMPS
Agency Group

------------------
New York, NY ______
Attention: Auction Rate Securities
Telecopier No.: (212) ___-____
Telephone No.: (212) ___-____



                  The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: _______________________________

                  BENEFICIAL OWNER Shares of Series ___ now held

                  HOLD___________________________________________

                  BID at rate of_________________________________

                  SELL __________________________________________

                  POTENTIAL BENEFICIAL OWNER

                  # of shares of Series ___

                  BID at rate of __________ Notes:

                  (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

                  (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

                  (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

                  (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

                  (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER________________________________

Authorized Signature_________________________________











                                       A-2

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                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)
                                  TRANSFER FORM

                  Re:  BlackRock Municipal Income Trust II

                  Auction Market Preferred Shares ("AMPS")

                  We are (check one):

                  [ ] the Existing Holder named below;

                  [ ] the Broker-Dealer for such Existing Holder; or

                  [ ] the Agent Member for such Existing Holder.

                  We hereby notify you that such Beneficial Owner has transferred shares of Series ___ AMPS to



                            --------------------------------------------
                            (Name of Existing Holder)



                            --------------------------------------------
                            (Name of Broker-Dealer)



                            --------------------------------------------
                            (Name of Agent Member)



                            By:



                            --------------------------------------------
                            Printed Name:
                            Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)
                         NOTICE OF A FAILURE TO DELIVER

          We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ shares of Series ___ AMPS of BlackRock Municipal Income Trust II in the Auction held on ____________________ from the seller of such shares.

               We hereby notify you that (check one):

               _____ the Seller failed to deliver such shares to the Purchaser.

               _____ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                            Name:


                            --------------------------------------------
                            (Name of Broker-Dealer)



                            --------------------------------------------
                            (Name of Agent Member)



                            By:



                            --------------------------------------------
                            Printed Name:
                            Title:








                                       C-1